                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                         ADAMS RESOURCES & ENERGY INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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




                         ADAMS RESOURCES & ENERGY, INC.
                          5 POST OAK PARK, SUITE 2700
                             HOUSTON, TEXAS  77027

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                                 APRIL 23, 1997



To our Stockholders:

         Notice is hereby given that the Annual Meeting of Stockholders of Adams Resources & Energy, Inc. will be held at 5 Post Oak Park, Suite 2700, 4400 Post Oak Parkway, Houston, Texas, Wednesday, April 23, 1997 at 11:00 a.m., Houston time, for the following purposes:

                 1.       To elect a Board of nine Directors;

                 2. To transact such other business as may properly come before the meeting or any adjournments thereof.

         The close of business on March 12, 1997 has been fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof.

                                              By Order of the Board of Directors



                                              David B. Hurst
                                              Secretary
Houston, Texas
March 12, 1997


--------------------------------------------------------------------------------
                                  IMPORTANT

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY. THE ENCLOSED RETURN ENVELOPE MAY BE USED FOR THAT PURPOSE. IF YOU ATTEND THE MEETING, YOU CAN VOTE EITHER IN PERSON OR BY PROXY.

--------------------------------------------------------------------------------

                         ADAMS RESOURCES & ENERGY, INC.
                          5 POST OAK PARK, SUITE 2700
                             HOUSTON, TEXAS  77027

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD APRIL 23, 1997


         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Adams Resources & Energy, Inc. (the "Company") of proxies to be used at the Annual Meeting of Stockholders to be held at 5 Post Oak Park, Suite 2700, Houston, Texas, on Wednesday, April 23, 1997, at 11:00 a.m., Houston time, and any and all adjournments thereof, for the purposes set forth in the foregoing notice of meeting. This Proxy Statement, together with the enclosed proxy, is being mailed to stockholders on or about March 17, 1997.

         The cost of solicitation of the proxies will be paid by the Company. In addition to solicitation by mail, proxies may be solicited personally or by telephone or telegram by directors, officers and employees of the Company, and arrangements may be made with brokerage houses or other custodians, nominees and fiduciaries to send proxies and proxy material to their principals. Compensation and expenses of any such firms, which are not expected to exceed $1,000, will be borne by the Company.

         The enclosed proxy, even though executed and returned, may nevertheless be revoked at any time before it is voted by the subsequent execution and submission of a revised proxy, by written notice of revocation to the Secretary of the Company or by voting in person at the meeting.


                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         At the close of business on March 12, 1997, the record date of those entitled to receive notice of and to vote at the meeting, the Company had outstanding 4,213,596 shares of Common Stock, $.10 par value ("Common Stock"). Holders of such stock will be entitled to one vote for each share of Common Stock held by them.

         The following table sets forth information regarding the number of shares of Common Stock of the Company held of record on March 12, 1997, by beneficial owners of more than five percent of the Common Stock, and by all officers and directors as a group. Unless otherwise indicated, each person named below has sole voting and investment power over all shares of Common Stock indicated as beneficially owned.

                                                            AMOUNT AND
                                                            NATURE OF
        NAME AND ADDRESS                                    BENEFICIAL                       PERCENT
        OF BENEFICIAL OWNER                                 OWNERSHIP                        OF CLASS
        -------------------                                -----------                       --------
        K. S. Adams, Jr.                                   2,078,687 (1)                      49.3%
        5 Post Oak Park Suite 2700
        Houston, TX  77027

        Officers and Directors                             2,202,042                          52.3%
          as a group (12 persons)

--------------------
(1) Includes 1,644,275 shares owned by KSA Industries, Inc. ("KSAI"), 315,580 shares owned by Mr. Adams directly, 7,973 shares owned by Mrs. Adams, 110,859 shares held in trusts for Mr. Adams' grandchildren, of which Mr. Adams serves as the trustee. Mr. Adams beneficially owns substantially all of the voting stock of KSAI and thus may be deemed to beneficially own the shares of Common Stock held by KSAI.

                             ELECTION OF DIRECTORS

       Nine directors (constituting the entire Board of Directors) are to be elected at the Annual Meeting of Stockholders, each to hold office until the next Annual Meeting of Stockholders or until his successor is elected and qualified. All of the nominees for director named below, with the exception of Mr. Barrett, are now serving as director of the Company. It is the intention of the persons named in the enclosed form of proxy to vote such proxy for the election of the nominees listed below unless authorization to do so is withheld. The affirmative vote of the holders of a majority of the Common Stock represented in person or by proxy at the meeting is required for the election of directors. Stockholders may not cumulate their vote in the election of directors. Although the management of the Company does not contemplate that any of the nominees will be unable to serve, if such a situation should occur prior to the meeting, the persons named in the accompanying proxy will vote for another nominee or nominees in accordance with their best unanimous judgment on such matters.

       The following table sets forth the names, ages, and principal occupations of the nominees for director, other directorships of public companies held by them, length of continuous service as a director and number of shares of Common Stock beneficially owned by each of them as of

March 12, 1997. Except as otherwise noted, each stockholder has sole voting and investment power with respect to the shares beneficially owned.

                                                                                               SHARES OF COMMON
                                                                                              STOCK BENEFICIALLY
                                             PRINCIPAL OCCUPATION             DIRECTOR           OWNED AS OF
         NOMINEE AND AGE                      AND DIRECTORSHIPS                SINCE            MARCH 12, 1997
 ---------------------------------         ------------------------           ---------       ------------------
K. S. Adams, Jr. (74)                      Chairman of the Board,              1973              2,078,687(1)
                                           President and Chief Executive
                                           Officer of the Company

E. C. Reinauer, Jr. (61)                   Agri-Business Consultant            1973                  4,428

Edward Wieck (73)                          Cattle & Land                       1976                 17,000

E. Jack Webster, Jr. (76)                  Investments; Director of            1985                 14,900
                                           United Missouri
                                           Bancshares, Inc.

Thomas S. Smith (46)                       Executive Vice President            1986                 50,151
                                           KSA Industries, Inc.

Richard B. Abshire (44)                    Vice President- Finance             1986                 11,500
                                           of the Company

Frank T. Webster (48)                      Principal, Webster & Co.            1993                    500
                                           Corporate & Energy
                                           Financial Advisory

Claude H. Lewis (53)                       Vice President - Land               1996                 10,400
                                           Transportation and President
                                           of Service Transport Company

John A. Barrett (60)                       Partner - Fulbright &               N/A                                      -
                                           Jaworski, L.L.P.

--------------------

(1) Includes 1,644,275 shares owned by KSA Industries, Inc., 315,580 shares owned by Mr. Adams directly, 7,973 shares owned by Mrs. Adams, 110,859 shares held in trusts for Mr. Adams' grandchildren, of which Mr. Adams serves as the trustee. Mr. Adams may be deemed to be a control person of the Company.

         John Adams Barrett has been nominated to the Board to fill the seat of Mr. Sidney A. Adger, recently deceased. Mr. Barrett was born in 1937 in Kansas City, Kansas. He received his B.B.S. degree in Petroleum Engineering in 1960 from The University of Kansas and received his L.L.B. Law Degree from The University of Texas Law School in 1963. Mr. Barrett is a partner with the law firm of Fulbright & Jaworski, L.L.P. in Houston, Texas, where he has practiced law since his graduation in 1963. He has over 35 years of experience in international commercial law and has served as head of Fulbright & Jaworski's International Section as Managing Partner of its London office. He is an International Treaty negotiator, arbitrator and legal advisor to U.S. and foreign governmental entities and private sector corporations.

       All of the nominees for director have been engaged in the principal occupations indicated above for the last five years except Mr. Frank T. Webster, who has been in his current position since February 1993. For the twenty years prior to that, he was employed by First City - Houston in various positions, most recently as the senior corporate banking officer and an Executive Vice President in the commercial and energy banking divisions, and as a member of the bank's board. There are no family relationships among the executive officers or directors of the Company except Mr. Smith, a son-in-law and Mr. Barrett, a first cousin of Mr. Adams.

       The Board of Directors held four meetings in 1997; each of the directors attended at least 75% of the meetings. Only those directors who are not employees of the Company or any of its subsidiaries or affiliates are entitled to receive a fee for their services as directors, or to be reimbursed for out-of-pocket expenses for attending meetings of the Board. Such directors each received a retainer for their services of $1,000 per quarter during 1996.

       The Board of Directors has a standing Audit Committee which met twice during the last fiscal year. The Audit Committee has the responsibility to assist the Board of Directors in fulfilling its fiduciary responsibilities as to accounting policies and reporting practices of the Company and its subsidiaries and the sufficiency of the audits of all Company activities. This committee is the Board's agent in ensuring the integrity of financial reports of the Company and its subsidiaries, and the adequacy of disclosures to shareholders. The Audit Committee is the focal point for communication between other directors, the independent auditors, internal auditors and management as their duties relate to financial accounting, reporting, and controls.

The Board of Directors also maintains a Finance Committee, which is responsible for reviewing the financial transactions of the Company involving any related parties. The Audit and Finance Committees are comprised of the outside directors, currently Messrs. Reinauer, Webster, Webster and Wieck.

                               EXECUTIVE OFFICERS

       The following table provides information regarding the executive
officers of the Company and its significant subsidiaries.   The officers of the
Company serve at the discretion of the Board of Directors of the Company, and officers of subsidiaries serve at the discretion of the Boards of Directors of the respective subsidiaries.


                    NAME                                             POSITION (1)
  --------------------------------------                ---------------------------------------------
 K. S. Adams, Jr.                                       President and Chief Executive Officer

 William R. Sharp                                       Vice President - Oil and Gas, and President of
                                                          Adams Resources Exploration Corporation

 Claude H. Lewis                                        Vice President - Land Transportation, and
                                                          President of Service Transport Company

 Richard B. Abshire                                     Vice President - Finance, and Treasurer

 Juanita G. Simmons                                     President of Ada Crude Oil Company

 Brent K. Lupton                                        President of GulfMark Energy, Inc.

 Lee A. Beauchamp                                       President of Ada Resources, Inc.

-----------------

(1)      Each additional corporation listed is a subsidiary of the Company.

K. S. "BUD" ADAMS, JR. - was born in 1923 in Bartlesville, Oklahoma and graduated from Culver Military Academy, Culver, Indiana in 1940. He attended Menlo College and the University of Kansas engineering school until called to active Naval duty in 1944 serving as an aviation engineering officer on a PAC-Fleet aircraft carrier service unit. In 1947, Mr. Adams founded the Company's predecessor, Ada Oil Company, with its primary interest involving oil and gas exploration and production. Mr. Adams' personal holdings in oil and gas properties and real estate became the basis of the Company when it made its initial public offering in 1974. In addition to his involvement with Adams Resources & Energy, Inc., Mr. Adams' other business interests include farming, ranching and automobile dealerships, and he owns the National Football League franchise - Houston Oilers.

WILLIAM R. SHARP was born in Beaver City, Oklahoma in 1925 and attended high school in Liberal, Kansas, graduating in 1943. He entered the U. S. Army in 1943 and served until his discharge in 1946 as a First Lieutenant - Infantry. Following the Army, Mr. Sharp worked in his family's farming and ranching business until he received his B.S. Degree (Tau Beta Pi) in Geological Engineering from the University of Oklahoma in 1961. Following graduation through 1974 when he joined the Company, Mr. Sharp served in various capacities with Anadarko Production Company, including Exploration Engineer, Area Geologist and Chief Evaluation Engineer. In his capacity with the Company, Mr. Sharp oversees all oil and gas exploration and production operations.

CLAUDE H. LEWIS was born in Roaring Springs, Texas in 1943 and graduated from high school there in 1961. From 1961 through 1965, Mr. Lewis worked in the oil field as a welder, pumper and driver. In 1965, he joined the Prescon Corporation and became Manager of the Company's Greenville, South Carolina plant manufacturing post tension concrete products. In 1972, Mr. Lewis became a principal with Brazelton Brothers, Inc. Trucking and in 1974 he joined the Company as Personnel and Safety Director of Service Transport Company. He is currently this subsidiary's President, overseeing the Company's common carrier tank truck operation.

RICHARD B. ABSHIRE was born in Los Angeles, California in 1952 and graduated from high school in Westport, Connecticut in 1970. He received his B.B.A. degree (cum laude) in Finance from the University of Texas in 1974 and received an M.B.A degree from the University of Texas in 1976. Following graduation until joining the Company in 1985, Mr. Abshire was employed by Arthur Andersen & Co., most recently as an audit manager. Mr. Abshire is a Certified Public Accountant in the State of Texas and in his capacity with the Company he oversees all accounting, finance and administrative functions, as well as matters related to the Company's former coal mining ventures.

JUANITA G. SIMMONS was born in Port Arthur, Texas in 1954 and graduated from high school in Lake Charles, Louisiana in 1972. Following high school, Ms. Simmons was employed as an operations supervisor with the Army and Air Force Exchange Service in Anchorage, Alaska. In 1985, Ms. Simmons received a B.S. degree in Geology and a B.S. degree in

         Energy Resources Management from Lamar University in Beaumont, Texas. Upon graduation she joined the accounting department of Ada Crude Oil Company and in 1986 she transferred to crude oil marketing. She now serves as the President of this subsidiary, in which capacity she oversees all trucking aspects of the Company's crude oil marketing division.


LEE A. BEAUCHAMP was born in Baytown, Texas in 1952 and graduated from high school there in 1971. He received his B.B.A. degree in Marketing from Texas A&M University in 1975. Following his December graduation, Mr. Beauchamp joined the Company in January, 1976. He has spent his entire career in different management positions of Ada Resources, Inc. He now serves as President of this subsidiary, which is responsible for the distribution of lube oils and motor fuels into the retail and industrial markets.

BRENT K. LUPTON was born in Wichita, Kansas in 1959 and graduated from high school in Great Bend, Kansas in 1977. Mr. Lupton graduated from the University of Kansas in 1981. Following graduation, Mr. Lupton began his career in the oil industry employed in various capacities with Koch Industries, Inc., including barge transportation, crude oil trading and refinery supply. He joined GulfMark Energy, Inc. in 1995 as President and performs the Company's crude oil trading function, among other duties.



                            COMPENSATION PHILOSOPHY


         The Board of Directors and management believe it is in the best interest of the Company's shareholders, employees, suppliers and customers to balance the need to reinvest available cash flow to build the Company's equity base with the need to attract and retain key employees. As such, executive compensation has been held to the level required to retain key employees. Annual bonuses are subject to the discretion of the Board of Directors and are generally determined based on a percentage of earnings from operations. As the beneficial owner of 49.5% of the Company's common stock, Mr. Adams is particularly aware of the need to balance shareholders' return with executive compensation. Because shareholders' return increased in 1996, incentive compensation levels followed.

                             EXECUTIVE COMPENSATION

         The following table sets forth information concerning the compensation of the Company's Chief Executive Officer and each of its other executive officers whose annual salary and bonus exceeded $100,000 during the three fiscal years ending December 31, 1996, 1995 and 1994. There were no stock options granted by the registrant in 1996, 1995, or 1994.

                                                    ANNUAL
                                                 COMPENSATION
         NAME AND                             -----------------             OTHER
    PRINCIPAL POSITION             YEAR       SALARY      BONUS        COMPENSATION(1)
----------------------------       ----       ------      -----        ---------------
K. S. Adams, Jr.
   Chief Executive Officer         1996     $ 119,497   $  175,000          $  1,646
                                   1995     $ 123,475   $      -            $  1,554
                                   1994     $ 120,406   $   12,000          $  1,340


Claude H. Lewis                    1996     $ 120,950   $   50,000          $  1,504
   President of  Service           1995     $ 124,913   $   30,000          $  1,554
   Transport Company               1994     $ 126,511   $   37,000          $  1,340

W. R. Sharp                        1996     $  92,816   $   20,000          $  1,083
   President of Adams              1995     $  95,626   $      -            $  1,554
   Resources Exploration           1994     $  96,705   $   12,000          $  1,340
   Corporation

Richard B. Abshire                 1996     $  87,324   $  175,000          $  1,682
   Vice President - Finance        1995     $  90,211   $     -             $  1,554
                                   1994     $  91,022   $   12,000          $  1,340

Juanita G. Simmons                 1996     $  88,453   $  100,000          $  1,884
   President of Ada Crude          1995     $  87,947   $   30,000          $  1,263
   Oil Company

Brent K. Lupton                    1996     $ 115,384   $  362,936          $  1,441
   President of GulfMark           1995     $  68,066   $   30,000          $    -
   Energy, Inc.

--------------
(1) Each of the amounts in this column are matching contributions by the Company in the Company's 401(k) savings plan.

         Certain officers are entitled to receive deferred compensation in monthly payments for a period of 15 years after reaching 65 years of age. Such amounts currently being paid to Mr. Adams - $1,284, Mr. Sharp - $366, are included in the annual compensation salary amounts reported above. Mr. Lewis is entitled to $318 per month under this program upon attaining age 65.


                               PERFORMANCE GRAPH

         Note: The stock price performance shown on the graph below is not necessarily indicative of future price performance.


                              [PERFORMANCE GRAPH]

                                              Comparison of Five Year Cumulative Total Return
                           Among Adams Resources & Energy, Inc., S&P 500 Index and S&P Integrated Domestic Oil Companies
                           ---------------------------------------------------------------------------------------------
                                      12/31/91    12/31/92    12/31/93    12/31/94      12/31/95   12/31/96
                                      --------    --------    --------    --------      --------   --------
Adams Resources & Energy, Inc.  . . .   100        146.43      128.57       283.08       205.78     356.30
Integrated Domestic Oil Companies . .   100        102.13      107.60       112.90       128.53     162.55
S&P 500 . . . . . . . . . . . . . . .   100        107.62      118.46       120.03       165.13     203.05

                       TRANSACTIONS WITH RELATED PARTIES


           SAKCO, Ltd. ("SAKCO") and KASCO, Ltd. ("KASCO"), family limited partnerships of which Mr. K. S. Adams, Jr., Chairman and President, is a limited partner, Sakdril, Inc. ("Sakdril"), a wholly owned subsidiary of KSA Industries Inc. ("KSAI"), and certain officers and members of the Board of Directors of the Company have participated as working interest owners in certain oil and gas wells and programs drilled or administered by the Company. SAKCO, KASCO, Sakdril and the officers and directors participated in each of the wells and programs on the same terms as those afforded the other non-affiliated working interest owners. Associated with this activity, as of December 31, 1996, the Company was owed $161,000 from KASCO and SAKCO and the Company owed $580,000 to KASCO and SAKCO.


         Sakdril and the Company had previously entered into certain agreements that provided for Sakdril to finance 100% of the Company's acquisition costs of certain prospective oil and gas acreage in exchange for a right to purchase a 50% interest in the properties under the same terms and conditions as those prevailing for the Company. Sakdril's financing of the Company's acreage position was on an interest-free basis. During 1996 the Company repaid $166,000 of such funds that had been advanced in 1993. As of December 31, 1996, the Company has no further obligations to Sakdril and the agreement has expired.


         KSAI and other affiliated entities paid the Company approximately $103,000 in 1996 for rental of space in the Company's leased office building. Such rental charges are comparable to those charged to unaffiliated entities. During 1996, the Company terminated its master lease agreement and the related sublease agreement with KSAI.


         David B. Hurst, Secretary of the Company, is a partner in the law firm of Chaffin & Hurst. The Company has been represented by Chaffin & Hurst since 1974 and plans to use the services of that firm in the future. Chaffin & Hurst currently leases office space from the Company. Such transactions with Chaffin & Hurst are on the same terms as those prevailing at the time for comparable transactions with unrelated entities.


         The Company also enters into certain transactions in the normal course of business with other affiliated entities. These transactions with affiliated companies are on the same terms as those prevailing at the time for comparable transactions with unrelated entities.

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

         At its Annual Meeting on April 23, 1997, the Board of Directors intends to appoint Arthur Andersen LLP, independent public accountants, to audit the financial statements of the Company for the year ending December 31, 1997. Arthur Andersen LLP has audited the Company's financial statements since 1974. A representative of Arthur Andersen LLP will be present at the Annual Meeting of Stockholders and will be given an opportunity to make a statement if he so desires and will be available to respond to appropriate questions. The Company's Audit Committee has recommended the reappointment of Arthur Andersen LLP.


                         PROPOSALS OF SECURITY HOLDERS

         Any proposal to be presented by any stockholder at the 1998 Annual Meeting of Stockholders must be received by the Company prior to December 15, 1997.

                                 OTHER BUSINESS

         The Company knows of no matters to be presented for consideration at the meeting other than those described above. If other matters are properly presented to the meeting for action, it is intended that the persons named in the accompanying proxy, and acting pursuant to authority granted thereunder, will vote in accordance with their best unanimous judgment on such matters.

                                              By Order of the Board of Directors



                                              David B. Hurst
                                              Secretary


Houston, Texas
March 12, 1997

--------------------------------------------------------------------------------

                         ADAMS RESOURCES & ENERGY, INC.
                ANNUAL MEETING OF STOCKHOLDERS - APRIL 23, 1997
                     PROXY SOLICITED BY BOARD OF DIRECTORS

        The undersigned hereby appoint(s) K.S. Adams, Jr. and R.B. Abshire and each of them lawful attorneys and proxies of the undersigned with full power of substitution for and in the name, place and stead of the undersigned, to attend the Annual Meeting of Stockholders of the Company to be held at 5 Post Oak Park, Suite 2700, Houston, Texas on Wednesday, April 23, 1997, at 11:00 a.m. and any adjournments thereof, and to vote thereat the number of shares the undersigned would be entitled to vote if personally present:

                         (TO BE SIGNED ON REVERSE SIDE)

--------------------------------------------------------------------------------

A [X] PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE USING
      DARK INK ONLY

                          FOR
                  all nominees listed    WITHHELD
  1. Election             [ ]               [ ]
     of
     Directors

  For all nominees listed (except marked to the contrary below)


  _____________________________________________________________


     NOMINEES:  K.S. Adams, Jr.       T.S. Smith
                J.A. Barrett          E. Wieck
                C.H. Lewis            E.J. Webster, Jr.
                E.C. Reinauer, Jr.    R.B. Abshire
                F.T. Webster

                             The undersigned hereby revokes any proxy or proxies heretofore given to vote such shares.

                             THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL (1) AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS VOTING THE PROXY WITH RESPECT TO OTHER MATTERS WHICH MAY PROPERLY BE PRESENTED AT THE MEETING.

                             PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY.



  SIGNATURES_________________________________________________DATE_______________

  NOTE: Your signature should be as your name appears hereon. When signing in a fiduciary or representative capacity, please show your full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.